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                                                FILED PURSUANT TO RULE 424(b)(3)
                                                      REGISTRATION NO. 333-58854


Prospectus Supplement dated November 14, 2005 to Prospectus dated July 14, 2004

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED
                 Dividend Reinvestment and Share Purchase Plan
                               10,000,000 Shares

        This Supplement is part of, and should be read in conjunction with, the Prospectus dated July 14, 2004.

                         SUPPLEMENT FOR OHIO INVESTORS

Question 9 of the Prospectus is hereby supplemented by adding the following new paragraph before Question 10:

Ohio investors may only participate in the plan through reinvestment of distributions, and are not eligible to purchase shares with voluntary cash investments.